UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 14, 2019
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

80 South Main Street, Hanover, New Hampshire 03755
(Address of principal executive offices)

(603) 640-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	Other Events.

Kudu

On February 14, 2019, White Mountains Capital, Inc. (“WM Capital” and, together with White Mountains Insurance Group, Ltd., “White Mountains”) entered into a definitive agreement to buy all of the interests in Kudu Investment Management, LLC (“Kudu”) held by certain funds managed by Oaktree Capital Management, L.P. (“Oaktree”) for approximately $50 million.  In connection with the transaction, WM Capital will assume all of Oaktree’s unfunded capital commitments to Kudu, increasing WM Capital’s total unfunded Kudu capital commitment to approximately $167 million. If Kudu calls additional capital from Oaktree prior to the closing of the transaction, the purchase price would increase by the amount of the capital called, and WM Capital’s assumed unfunded capital commitment would decrease by an equal amount.

As a result of the transaction, White Mountains’s ownership of Kudu will increase from 49.5% to 99%, and it expects to consolidate Kudu in its financial statements. The transaction is expected to close within 60 days and is subject to the satisfaction of customary closing conditions, including the receipt of the approval of the U.K. Financial Conduct Authority.

Forward Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this presentation which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, among others, statements with respect to White Mountains’s: (i) change in adjusted book value per share or return on equity; (ii) business strategy; (iii) financial and operating targets or plans; (iv) projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts; and (v) the future consummation of any transaction and the timing thereof.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including: (i) the risks factors set forth in our Form 10-K filed on February 28, 2018; (ii) business opportunities (or lack thereof) that may be presented to it and pursued; (iii) actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; (iv) the continued availability of capital and financing; (v) general economic, market or business conditions; (vi) competitive forces, including the conduct of other insurers; (vii) changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; (viii) an economic downturn or other economic condition adversely affecting its financial position; (ix) other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: February 14, 2019	By:	/s/ J. BRIAN PALMER
J. Brian Palmer
Managing Director and Chief Accounting Officer